Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Insituform Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Saint Louis, Missouri
June 15, 2009